UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2005

TOWER AUTOMOTIVE, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12733 (Commission File Number)	41-1746238 (IRS Employer Identification No.)

27175 Haggerty Rd., Novi, Michigan (Address of principal executive office)	48377 (Zip Code)

Registrant’s telephone number,
including area code:
(248) 675-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information provided pursuant to Item 1.03 of this Current Report on Form 8-K regarding the DIP Agreement and the Back-Stop Agreement (as such terms are defined below) is incorporated into this Item 1.01 by reference.

Item 1.03	Bankruptcy or Receivership.

On February 2, 2005, Tower Automotive, Inc., a Delaware corporation (the “Company”), and its domestic subsidiaries (collectively, the “Debtors”), filed voluntary petitions in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) seeking reorganization relief under the provisions of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) (Case Nos. 05-10576 through and including 05-10601) (collectively, the “Cases”). The Cases have been assigned to the Honorable Allan L. Gropper and are being jointly administered. The Debtors continue to operate their business as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court. A copy of the press release dated February 2, 2005, announcing the bankruptcy filing is attached as Exhibit 99.1 and is incorporated herein by reference.

Subject to the approval of the Bankruptcy Court, the Debtors have entered into a Revolving Credit, Term Loan and Guaranty Agreement by and among the Debtors (as borrower and guarantors), JPMorgan Chase Bank, N.A., a national banking corporation, as Agent for the Lenders (“JPMCB”), each of the Lenders party thereto (together with JPMCB, the “Lenders”), and J.P. Morgan Securities Inc., as Sole Bookrunner and Sole Lead Arranger, dated as of February 7, 2005 (the “DIP Agreement”).

The DIP Agreement provides for a $725 million commitment of debtor-in-possession financing, comprised of a revolving credit and letter of credit facility in an aggregate principal amount not to exceed $300 million and a term loan in the aggregate principal amount of approximately $425 million. The proceeds of the term loan will be used to refinance certain of the Debtors’ obligations pursuant to its existing senior credit facility (as described below). The proceeds of the revolving credit loans will be used to fund the working capital requirements of the Debtors while the Cases are pending. Obligations under the DIP Agreement are secured by a lien on the assets of the Debtors (which lien will have first priority with respect to many of the Debtors’ assets) and by a superpriority administrative expense claim in each of the Cases.

Advances under the DIP Agreement will bear interest at a fixed rate per annum equal to (x) the greatest (as of the date the advance is made) of the prime rate, the Base CD Rate (as defined in the DIP Agreement) plus 1%, or the Federal Funds Effective Rate (as defined in the DIP Agreement) plus 0.5%, plus (y) 1.75%, in the case of a loan under the revolving facility, or 2.75% in the case of the term loan. Alternatively, the Debtors may request that advances be made at a variable rate equal to (x) the Adjusted LIBO Rate (as defined in the DIP Agreement), for a one-month, three-month, six-month, or nine-month period, at the election of the Debtors, plus (y) 2.75%, in the case of a loan under the revolving facility, or 3.75% in the case of the term loan. In addition, the DIP Agreement obligates the Debtors to pay certain fees to the Lenders, as described in the DIP Agreement.

The DIP Agreement contains various representations, warranties, and covenants by the Debtors that are customary for transactions of this nature, including (without limitation) reporting requirements and maintenance of financial covenants.

The Debtors’ obligations under the DIP Agreement may be accelerated following certain events of default, including (without limitation) any breach by the Debtors of any of the representations, warranties, or covenants made in the DIP Agreement or the conversion of any of the Cases to a case under Chapter 7 of the Bankruptcy Code or the appointment of a trustee pursuant to Chapter 11 of the Bankruptcy Code.

The DIP Agreement matures on February 2, 2007; however, the Debtors are obligated to repay all loans made pursuant to the DIP Agreement upon substantial consummation of a reorganization plan of the Debtors that is confirmed pursuant to an order of the Bankruptcy Court.

The foregoing summary of the DIP Agreement is a summary only and is qualified, in all respects, by the provisions of the DIP Agreement. The Company intends to file a copy of the definitive DIP Agreement as an exhibit to this Current Report on Form 8-K following the required Bankruptcy Court approval.

Also, subject to the approval of the Bankruptcy Court, the Debtors have entered into a certain Back-Stop Commitment Letter with Silver Point Finance, LLC (“Silver Point”) (the “Back-Stop Agreement”). Under the Back-Stop Agreement, Silver Point would agree to take by assignment any second lien holder’s rights and obligations as a second lien holder under the Company’s Credit Agreement in an aggregate amount not to exceed $155 million.

The foregoing summary of the Back-Stop Agreement is a summary only and is qualified, in all respects, by the provisions of the Back-Stop Agreement. The Company intends to file a copy of the definitive Back-Stop Agreement as an exhibit to this Current Report on Form 8-K following the required Bankruptcy Court approval.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of Registrant.

The information provided pursuant to Item 1.03 of this Current Report on Form 8-K regarding the DIP Agreement is incorporated into this Item 2.03 by reference.

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Under the terms of the Company’s Credit Agreement for a $50 million revolving loan commitment, $375 million loan commitment, and $155 million letter of credit commitment, the filing of the Cases creates an event of default. Upon the filing of the Cases, the lenders’ obligation to loan additional money to the Company terminated, the outstanding principal of all loans and other obligations became immediately due and payable, and all of the Company’s subsidiaries that are a party to the Credit Agreement are now required to immediately deposit funds into a collateral account to cover the outstanding amounts under the letters of credit issued pursuant to the Credit Agreement. The DIP Agreement would allow for the refinancing of the first lien holder in an amount not to exceed $425 million. The Back-Stop Agreement would provide for the priming of the second lien holders for the balance of the outstanding principal amount of the Credit Agreement.

The filing of the Cases also created an event of default under the Company’s 12% Senior Notes due 2013. Under the terms of the 12% Senior Notes, the entire principal, premium, and interest became immediately due and payable without any action on the part of the trustee or the note holders as a result of the filing of the Cases. The current principal amount outstanding under the notes is $258 million.

The filing of the Cases also created an event of default under the Company’s 5.75% Convertible Senior Debentures, dated as of May 24, 2004. The current aggregate principal amount of the debentures is $125 million. Upon the filing of the Cases, the principal and the interest immediately became due and payable without further action on behalf of the holders.

The filing of the Cases also created an event of default under the Company’s 9.25% Senior Notes due 2010. The current principal amount outstanding under the 9.25% Senior Notes is € 150 million.

Finally, the filing of the Cases created an event of default under the Company’s Trust Preferred Securities and the underlying 6 3/4% convertible subordinated debentures due June 30, 2018. The current aggregate amount of those outstanding Trust Preferred Securities is $258.8 million.

The ability of the creditors of the Debtors to seek remedies to enforce their rights under the credit facilities described above is stayed as a result of the filing of the Cases, and the creditors’ rights of enforcement are subject to the applicable provisions of the Bankruptcy Code.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 2, 2005, the Staff of the New York Stock Exchange (“NYSE”) issued a press release stating, among other things, that application to the Securities and Exchange Commission to delist the Company’s common stock from the NYSE is pending the completion of applicable procedures. The Company has elected not to appeal the decision of the NYSE Staff. The NYSE press release was issued in response to the Company’s press release announcing the filing of the Cases on February 2, 2005. In addition, the press release noted that the Company’s closing share price was $0.77 on February 1, 2005.

Item 8.01	Other Events

On February 4, 2005, the Company issued a press release announcing the approval of certain first-day motions by the Bankruptcy Court. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press Release dated February 2, 2005
99.2	Press Release dated February 4, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 7, 2005	TOWER AUTOMOTIVE, INC. (Registrant) By: /s/ Christopher T. Hatto —————————————— Christopher T. Hatto Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 2, 2005
99.2	Press Release dated February 4, 2005

Exhibit 99.1

Tower Automotive, Inc. 27275 Haggerty Road Novi, MI 48377	Company Contacts: Financial: Tom Kerns (248) 675-6359 Media: Sharon Wenzl (248) 675-6253

FOR IMMEDIATE RELEASE

DATE: February 2, 2005

TOWER AUTOMOTIVE FILES FOR CHAPTER 11 REORGANIZATION
Normal Operations Continue
Receives Commitment for $725 million in DIP Financing from JPMorgan

NOVI, Michigan — February 2, 2005 — Tower Automotive, Inc. (NYSE: TWR) today announced that it and certain of its subsidiaries have filed to reorganize under Chapter 11 of the U.S. Bankruptcy Code in order to address liquidity needs and facilitate a debt restructuring. The company filed its petition with the U.S. Bankruptcy Court for the Southern District of New York.

Tower said that while it benefited from recent short-term initiatives to improve liquidity, the company faced a number of recent setbacks that required that it evaluate long-term solutions. A reorganization filing provides the company with the most efficient way of addressing these issues while continuing normal business operations. The company reiterated that its operations are solid, performing well and will continue in the ordinary course.

Kathleen Ligocki, President and Chief Executive Officer of Tower Automotive, said, “Over the past twelve months, we have been focused on launching our significant new business backlog while taking the actions necessary to improve profitability and restore long-term financial strength to Tower so that we can continue to grow and meet our customers’ needs. Like many companies in the automotive sector, Tower has been affected by lower production volumes on key auto maker platforms and increased steel prices. Additionally, the recent termination of early pay programs at certain auto makers has adversely affected our liquidity. These factors, combined with a complex and restrictive capital structure and an unsustainable debt load have made it clear that a financial reorganization was necessary to resolve these issues. By reducing our debt to more manageable levels and simplifying our capital structure, we will be better able to respond to changes in the market place, satisfy the needs of our customers and help ensure our long-term viability.”

“Operationally, we continue to perform soundly. We have strong customer relationships and $1.4 billion of new business launching through 2005. We have a diverse product profile, and our ability to provide full product development capabilities ranging from design and analysis to prototype and testing as well as manufacturing make Tower a premier partner for auto makers. During the reorganization process, we will evaluate additional measures that enable us to operate as efficiently as possible and further enhance our ability to meet our customers’ requirements,” continued Ligocki.

In conjunction with its filing, the company has arranged commitments for up to $725 million in debtor-in-possession (“DIP”) financing from JPMorgan, subject to Court approval. Tower will pay post-petition vendors in the normal course of business, and has requested and expects to receive permission from the Court to continue to pay employee salaries, wages and benefits as usual.

“The financing, combined with our normal cash flow, should be more than adequate to enable Tower to continue normal business operations throughout this process,” said Ligocki.

International Operations
Tower’s international operations in Europe, Asia, Brazil and Canada are not included in the Chapter 11 reorganization, and their operations continue to operate as always. “Our business outside of the U.S. is strong and profitable, and we expect no change in our international operations,” said Ligocki.

Tower has retained Kirkland &Ellis LLP as its restructuring counsel. Rothschild Inc. is serving as Tower’s investment banker, and FTI Consulting is serving as Tower’s financial advisor.

Tower has established a Vendor Relations Call Center to answer questions from its suppliers. The phone number is 1-866-TOWER-30. Suppliers outside the U.S. can call +1-248-675-6745. Additional information is also available on the company’s web site at www.towerautomotive.com.

The Company also noted that it did not make the interest payment due on February 1, 2005 on the 9.25% RJ Tower Corporation senior Euro notes.

About Tower Automotive
Tower Automotive, Inc. is a global designer and producer of vehicle structural components and assemblies used by every major automotive original equipment manufacturer, including BMW, DaimlerChrysler, Fiat, Ford, GM, Honda, Hyundai/Kia, Nissan, Toyota, Volkswagen and Volvo. Products include body structures and assemblies, lower vehicle frames and structures, chassis modules and systems, and suspension components. Additional company information is available at www.towerautomotive.com.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 that are subject to risks and uncertainties. You should not place undue reliance on those statements because they only speak as of the date of this press release. Forward-looking statements include information concerning our possible or assumed future results of operations. These statements often include words such as “believe,” “expect,” “project,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you read and consider this press release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties and assumptions.

Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include: (i) the degree to which we are leveraged and our ability to generate sufficient cash flow from operations to meet our future liquidity needs; (ii) our reliance on major customers and selected vehicle platforms; (iii) the cyclicality and seasonality of the automotive market; (iv) our ability to obtain new business on new and redesigned models; (v) our ability to achieve the anticipated volume of production from new and planned supply programs; (vi) general economic or business conditions affecting the automotive industry (which is dependent on consumer spending), either nationally or regionally, being less favorable than expected; (vii) increased competition in the automotive components supply market; (viii) unforeseen problems associated with international sales, including gains and losses from foreign currency exchange; (ix) changes in general economic conditions in the United States and Europe; and (x) various other factors beyond our control. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligation or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

Exhibit 99.2

Tower Automotive, Inc. 27275 Haggerty Road Novi, MI 48377	Company Contacts: Financial: Tom Kerns (248) 675-6359 Media: Sharon Wenzl (248) 675-6253

FOR IMMEDIATE RELEASE

DATE: February 04, 2005

TOWER AUTOMOTIVE RECEIVES APPROVAL OF FIRST DAY MOTIONS
Company Operating Normally

NOVI, Michigan — February 4, 2005 — Tower Automotive, Inc. today announced that it has received approval of its “first day motions” relating to employee, financing and other operational matters from the U.S. Bankruptcy Court for the Southern District of New York. The motions encompass a number of issues related to the continued operation of the company in the normal course.

Among the motions approved by the Court yesterday include those relating to the continued payment of employee salaries, wages and benefits, the continued honoring of warranties and other obligations to customers, and the continued use of the company’s existing cash management systems. Additionally, the company received approval of its request to immediately access $125 million of the $725 million debtor-in-possession financing it arranged with JPMorgan. The company expects to receive approval to access the full amount of its financing commitment at a hearing scheduled on February 28, 2005. Kathleen Ligocki, Tower Automotive’s President and Chief Executive Officer, said, “We are pleased to have received Court approval for all of our motions related to financing and employees, which enable us to operate our business as usual. I am also pleased to report that our operations have continued running during the first two days since our reorganization filing. Tower’s customers have been supportive of the company during this difficult period, and we will continue to work hard to meet their needs. I also had the opportunity to meet with many Tower colleagues, and I feel they understand why we have taken this action and know the key role they play in the future success of the company.”

About Tower Automotive
Tower Automotive, Inc. is a global designer and producer of vehicle structural components and assemblies used by every major automotive original equipment manufacturer, including BMW, DaimlerChrysler, Fiat, Ford, GM, Honda, Hyundai/Kia, Nissan, Toyota, Volkswagen and Volvo. Products include body structures and assemblies, lower vehicle frames and structures, chassis modules and systems, and suspension components. Additional company information is available at www.towerautomotive.com

###